UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                      January 24, 2005 (December 23, 2004)




                            BRANDED MEDIA CORPORATION
                            -------------------------
                              (Name of Registrant)




            Nevada                       0-3574                  20-205336
            ------                     ----------                ---------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)        Identification Number)




            425 Madison Avenue, Penthouse, New York, New York, U.S.A.
            ---------------------------------------------------------
                    (Address of principal executive officers)


                                      10017
                                      -----
                                   (Zip Code)




                                 (212) 230-1941
                                 --------------
              (Registrant's telephone number, including area code)




                            Mediacom Industries, Inc.
                        9200 Sunset Boulevard, Suite 530
                              Los Angeles, CA 90069
                            -------------------------
                            (Former name and address)

Item 1.01      Entry into a Material Definitive Agreement.

     On December 27, 2004, Eve Krzyzanowski commenced her employment as our Chief Executive Officer on December 27, 2004. The terms of the employment agreement and warrant we executed with Ms. Krzyzanowski which are dated November 17, 2004 but did not become effective until December 27, 2004, are described below under Item 5.02. Copies of the warrant and the employment agreement are attached to this report as Exhibits 4.1 and 10.1, respectively.

Item 3.02      Unregistered Sales of Equity Securities.

     On December 27, 2004, we issued a warrant to Eve Krzyzanowski in connection with, and as additional consideration for, her employment by us as our Chief Executive Officer. The warrant, which was entered into as part Ms. Krzyzanowski's employment became effective on December 27, 2004. We issued the warrant to Ms. Krzyzanowski under the exemptions provided in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D based, respectively, on her status as a sophisticated investor and an accredited investor. The terms of the warrant are described below under Item 5.02.

Item 4.01      Changes in the Registrant's Certifying Accountant.

     (b) On December 23, 2004, we engaged Friedman LLP to act as our principal accountant to audit our financial statements. During our two most recent fiscal years, and any subsequent interim period prior to engaging Friedman LLP, neither we nor anyone acting on our behalf, consulted Friedman LLP, regarding the application of accounting principles to a contemplated or proposed transaction, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event, each as defined in Regulation S-B 304(a)(1).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On December 27, 2004, we announced the appointment of Eve Krzyzanowski, 53, as our Chief Executive Officer. Exhibit 99.1 to this report is a copy of our press release announcing this appointment.

     Prior to becoming our Chief Executive Officer, Ms. Krzyzanowski provided us various advisory services from January 2003 until her appointment. From 1999 to 2003, Ms. Krzyzanowski served as Senior Vice President of Television Operations of Martha Stewart Living Omnimedia (NYSE: MSO), where she was a member of the executive committee and presided over the production and distribution of Martha Stewart Living, a nationally syndicated television program. Prior to that time, Ms. Krzyzanowski was the Head of Programming and Production for the BBC in America. In building the BBC's U.S. operations, Ms. Krzyzanowski tailored programming content to the U.S. market and audience, produced numerous programs for public television, Discovery Networks and other cable outlets and developed successful partnerships with other media companies, including Time-Life Home Video, Reader's Digest and Dorling Kindersley. Prior to joining BBC, Ms. Krzyzanowski served as the Head of Programming for Financial News Network, now CBNC. During her career, Ms. Krzyzanowski has produced and overseen over 10,000 hours of television programming, earned several Emmy awards and was selected as a "Luminary of the 20th Century" in financial journalism for her role in developing Financial News Network.

     Effective December 27, 2004, Ms. Krzyzanowski became our Chief Executive Officer pursuant to the terms of an employment agreement dated November 17, 2004. This agreement has a four-year term commencing on December 27, 2004. Under the agreement, Ms. Krzyzanowski's compensation includes a base salary of $300,000, which increases by $100,000 per year during the employment term, and an annual bonus to be determined by our board in an amount not less than 10% of her salary for a given year. Ms. Krzyzanowski is also entitled to participate in our employee incentive stock option plan and the profit sharing, retirement, medical and other benefits we offer to all of our employees.

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

     In the event we experience a change of control requiring disclosure under securities laws, Ms. Krzyzanowski would be entitled to receive a lump sump payment equal to her base salary, with minimum 10% increases each year, for the remaining employment term, plus an amount equal to five times the largest bonus paid to her under the agreement, and immediate acceleration of any unvested stock options.

     The terms of the employment agreement provide for severance to Ms. Krzyzanowski equal to all compensation and benefits, including base salary and bonuses, she would have received for the remainder of the employment term, upon her termination by us without cause or her voluntary resignation for good reason upon one month's notice. In addition, Ms. Krzyzanowski would have 18 months following the termination or resignation to exercise any of her remaining stock options. In the event we terminate Ms. Krzyzanowski for cause, she is entitled to severance equal to the amount of annual salary she earned in the full calendar year immediately preceding termination payable in equal monthly installments beginning 15 days after termination. We are required to post a letter of credit as security for these payments.

     In connection with her employment agreement, we issued Ms. Krzyzanowski a warrant to purchase 2,000,000 shares of our common stock at a price of $0.01 per share. The warrant may be exercised any time before December 27, 2014 The warrant contains a cashless exercise provision permitting Ms. Krzyzanowski, in lieu of paying the exercise price, to surrender a number of shares, including the right to receive shares upon the exercise of the warrant, with a market value equal to the exercise price. The warrant contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock.

     Ms. Krzyzanowski has no family relationships with any of our officers or director. In August 2004, we issued 1,500,000 shares of our common stock to Ms. Krzyzanowski in consideration for the advisory services she provided to us in 2003 and 2004. During the last two years, we have not engaged in any other transactions with Ms. Krzyzanowski or any member of her immediate family in which she or a family member has an interest of more than $60,000, except for the employment agreement and warrant described above.

Item 8.01      Other Events.

     Our company, formerly named Mediacom Entertainment, Inc., works with product brands to materially increase sales of consumer products by exposing brands and their messages through numerous multimedia outlets, primarily commercial and public television programming, DVD, video-on-demand, direct-response infomercials and internet-driven direct marketing campaigns.

     In August 2004, the entity owning our business merged into our company. That predecessor company is now the same, on a consolidated basis, as our company and is currently in the process of preparing for filing with the Securities and Exchange Commission, its annual reports on Form 10-KSB that are delinquent. At the same time, we are pursuing our business operations as described above.

Item 9.01.     Financial Statements and Exhibits.

          (c)  Exhibits

               4.1 Warrant dated November 17, 2004, issued by Branded Media Corporation to Eve Krzyzanowski.

               10.1 Employment Agreement dated as of November 17, 2004, by and between Branded Media Corporation and Eve Krzyzanowski.

               99.1 Press Release dated December 27, 2004 announcing the
                    appointment of Eve Krzyzanowski as Chief Executive Officer.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 24, 2005                      BRANDED MEDIA CORPORATION


                                             By: /s/ Donald C. Taylor
                                             -----------------------------------
                                             Donald C. Taylor
                                             President

                                  EXHIBIT INDEX


Exhibit        Description
-------        -----------

4.1 Warrant dated November 17, 2004, issued by Branded Media Corporation to Eve Krzyzanowski.

10.1 Employment Agreement dated as of November 17, 2004, by and between Branded Media Corporation and Eve Krzyzanowski .

99.1 Press Release dated December 27, 2004 announcing the appointment of Eve Krzyzanowski as Chief Executive Officer.